SETTLEMENT AGREEMENT

AND

RELEASE

This Settlement Agreement and Release (the “Agreement”) is entered into as of the 30th day of June 2011, by and between China Fruits Corporation, a Nevada corporation (“CHFR”) and the individuals executing this Agreement listed on the signature page, with respective residential address set forth in Exhibit A (referred to collectively as the “Creditors”).

RECITALS

A. WHEREAS, Creditors advanced certain foreign consulting, advisory, legal and accounting fees during the periods from May 2006 to June 30, 2011 for the benefit of CHFR. The amounts outstanding as of December 31, 2009 and June 30, 2011 were $335,146 and $539,129, respectively: and

B. WHEREAS, CHFR has payment and delivery obligations to Creditors for the payment of those advanced amount, including principal and interest; and

C. WHEREAS, Creditors desire to settle the amount of $335,146 advanced as of December 31, 2009 in exchange for total 11,171,534 shares of Common Stock issued by CHFR at the market price of $0.03 per share.

D. WHEREAS, the parties desire in exchange for the releases and promised delivery designated herein to release and discharge any and all claims that exist between the parties hereto arising from the amount of $335,146 advanced by the Creditors;

NOW THEREFORE, in consideration of the mutual covenants contained herein which are acknowledged to be good and valuable consideration the parties agree as follows:

1.               CHFR shall issue 11,171,534 (Eleven Million One Hundred Seventy One Thousand Five Hundred Thirty Four) restricted shares of its common stock to Creditors within four business days of the execution of this agreement.

2.               CHFR and Creditors shall each release and discharge the other party from any and all charges, claims and rights that were asserted or could have been asserted as to the other party arising out of the amount of $335,146 advanced by Creditors to CHFR upon the execution and performance provided for herein.

3.               Except as expressly set forth in this agreement, the parties hereby release, acquit and forever discharge each other, their present and former officers, directors, members, employees, affiliates, owners, partners, attorneys, agents, successors and assigns, of and from any and all claims, demands, promises, costs, damages, expenses and/or causes of action of any nature whatsoever, which exist or may exist, as of the date of this agreement, including, but not limited to, those claims which are made or could be made in a legal action, whether known or unknown, liquidated or contingent. In this regard, the parties acknowledge and represent that they have made their own investigation with respect to the claims involved in any prior dealings and the advisability of settlement and that they have not relied upon any representations of any other party to this agreement in agreeing to settlement of the all claims and the mutual release contained herein.

4.               The parties acknowledge and agree that this agreement is entered into in settlement and compromise of disputed or potential claims against the amount of $335,146 advanced by Creditors and shall not constitute an admission of any evidence of wrongdoing by any party and that each party denies any liability to any other party to this agreement.

5.               CHFR understands that Creditors is relying upon CHFR’s representations and warranties as contained in this Agreement and the settlement of claims as set forth herein.

6.               Should legal action be necessary to enforce, construe, rescind, terminate or recover for the breach of the provisions of this agreement, the prevailing part or parties shall be entitled to recover all costs of suit, including reasonable attorney's fees.

7.               This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada.

8.               The individuals signing this Agreement warrant that they have full authority to bind their principals as parties to this Agreement.

(1)

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

CHINA FRUITS CORPORATION /s/ Chen, Quan Long Chen, Quan Long President

CREDITORS:
/s/ Tan, Mei Tan, Mei	/s/ Chen, Ling Hua Chen, Ling Hua
/s/ Huang, Chun Feng Huang, Chun Feng	/s/ Xi, Cun Xing Xi, Cun Xing
/s/ Feng, Bin Feng, Bin	/s/ Chen, Gui Fen Chen, Gui Fen
/s/ Cui, Wen Ming Cui, Wen Ming

(2)

Exhibit A

Shareholder Name	Address	Amounts due as of December 31, 2009
Tan, Mei	3 LvYou Lane, QinCheng Town NanFeng County, FuZhou City, JiangXi, China	$137,424
Chen, Ling Hua	163 ShengLi Rd, QinCheng Town NanFeng County, FuZhou City, JiangXi, China	$36,097
Huang, Chun Feng	1ChengQiangRd,QinChengTown,NanFengCounty, FuZhouCity,JiangXi,China	$108,181
Xi, Cun Xing	13LuoKengXiaoZu,NanZhouVillage,DongPing Township,NanFengCounty,FuZhouCity,JiangXi,China	$34,641
Feng, Bin	602Room,4Entrance,E5Building,JingDongAnJuXiaoQu,BeiJing East Rd, QingShanHu District,NanChangCity, JiangXi,China	$6,684
Chen, Gui Fen	10ChengQiangRd,QinCheng Town, NanFeng County,JiangXi,China	$6,690
Cui, Wen Ming	3 LvYou Lane, QinCheng Town NanFeng County, FuZhou City, JiangXi, China	$5,429